                                                                      EXHIBIT 99


    [The following certification accompanies Applied Industrial Technologies'
       Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and is not filed, as provided in applicable SEC releases.]


                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                     PRINCIPAL FINANCIAL OFFICER PURSUANT TO
                                 18 U.S.C. 1350


In connection with the Form 10-Q (the "Report") of Applied Industrial Technologies, Inc. (the "Company") for the period ending March 31, 2003, we, David L. Pugh, Chairman & Chief Executive Officer, and John R. Whitten, Vice President-Chief Financial Officer & Treasurer of the Company, certify that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ David L. Pugh                         /s/ John R. Whitten
----------------------------------        --------------------------------------
David L. Pugh                             John R. Whitten
Chairman & Chief Executive                Vice President-Chief Financial Officer
Officer                                   & Treasurer

Dated:  May 14, 2003


 [A signed original of this written statement required by Section 906 has been provided to Applied Industrial Technologies, Inc. and will be retained by Applied Industrial Technologies, Inc. and furnished to the Securities and
                Exchange Commission or its staff upon request.]